EXHIBIT 24

PEC SOLUTIONS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of PEC Solutions, Inc., a Delaware corporation, constitute and appoint David C. Karlgaard, Ph.D., Peter A. Fish, and Nancy A. Spangler, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of PEC Solutions, Inc., a Registration Statement on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or supplement to such Registration Statement relating to the sale of Common Stock under the 2000 Stock Incentive Plan.  We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date

/s/ David C. Karlgaard	Chief Executive Officer and Chairman of the	April 1, 2005
David C. Karlgaard, Ph.D.	Board of Directors
(Principal Executive Officer)

/s/ Stuart R. Lloyd	Chief Financial Officer, Senior Vice	April 1, 2005
Stuart R. Lloyd	President, Treasurer and Director
(Principal Financial and Accounting Officer)

/s/ R. Jerry Grossman	Director	April 1, 2005
R. Jerry Grossman

/s/ B. Gary Dando	Director	April 1, 2005
B. Gary Dando

/s/ Paul G. Rice	Director	April 1, 2005
Paul G. Rice

/s/ Frank J. Carr	Director	April 1, 2005
Frank J. Carr

/s/ Zimri C. Putney	Director	April 1, 2005
Zimri C. Putney

/s/ Alan H. Harbitter	Director	April 1, 2005
Alan H. Harbitter, Ph.D.

/s/ John W. Melchner	Director	April 1, 2005
John W. Melchner